UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of UTi Worldwide Inc. (the “Company”) approved the acceleration of the vesting and settlement of the outstanding performance share units (“PSUs”) held by Mr. Edward Feitzinger, Chief Executive Officer of the Company, at target level performance under such awards. As a result of this action, Mr. Feitzinger received ordinary shares of the Company in satisfaction of the PSUs with a value of approximately $1.4 million.

This action was taken after careful consideration of the costs and adverse tax consequences to the Company that could result from the application of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of Mr. Feitzinger’s employment agreement in the event Mr. Feitzinger terminates employment with the Company following the previously announced pending acquisition (the “Pending Acquisition”) of the Company by DSV A/S, a Danish corporation (“DSV”). The Company believes that this action will result in cash savings to the Company and preserve potentially valuable tax deductions for the Company in the event of such a termination. Additionally, the Company believes that this action does not result in incremental cost to the Company in the event the Pending Acquisition closes in the first calendar quarter of 2016 as the Company and DSV currently expect and as previously announced because the PSUs would have otherwise become vested at target level performance at the time of the closing of the Pending Acquisition. In addition, the Company believes that this action does not result in any incremental pre-tax benefit to Mr. Feitzinger (which remains the same as disclosed in the Company’s definitive proxy statement filed on December 4, 2015) but mitigates some of the potential adverse tax effects to him under Sections 280G and 4999 of the Code that result primarily from the fact that he was recently promoted to the role of Chief Executive Officer.

The Company is not providing Mr. Feitzinger with any gross-up or reimbursement payment for any taxes (including taxes under Section 280G or 4999 of the Code) that he may incur as a result of the Pending Acquisition or termination of employment thereafter, but is merely accelerating the payment of a benefit that Mr. Feitzinger is expected to receive at the closing of the Pending Acquisition by a matter of weeks. The Board and the Committee believe that this action was appropriate in light of the potential benefits to the Company and to Mr. Feitzinger with minimal cost. DSV provided written consent to this action as required by the Merger Agreement, dated as of October 9, 2015, by and among the Company, DSV and Louvre Acquisitionco, Inc., an indirect wholly-owned subsidiary of DSV.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving DSV and the Company will be submitted to the Company’s shareholders for their consideration. In connection with the proposed transaction, the Company has filed relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement in definitive form, which it has also mailed to its shareholders. This communication is not intended to be, and is not, a substitute for such filings or for any other document that DSV or the Company may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by DSV or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to its investor relations page on its corporate web site at www.go2uti.com.

PARTICIPANTS IN THE SOLICITATION

DSV, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on May 13, 2015, and in the definitive proxy statement filed by the Company on December 4, 2015. These documents are available free of charge from the SEC and by going to the Company’s investor relations page on its corporate web site at www.go2uti.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction may be included in the other relevant materials DSV and the Company file with the SEC.

Item 8.01 Other Events.

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV. The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the Securities and Exchange Commission, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC and subsequent documents we have or will file with the SEC, those risks discussed in the definitive proxy statement filed with the SEC on December 4, 2015, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and nine months ended October 31, 2015 and such losses are expected to continue; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required ordinary shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: December 29, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico, Executive Vice President,
Chief Administrative Officer